UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2010
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PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue
Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 28, 2010, Sally Frame Kasaks resigned as a director of Pacific Sunwear of California, Inc. (the “Company”), effective as of January 31, 2010. Ms. Kasaks’ resignation from the Board was in conjunction with her retirement from the Company, the date of which was previously disclosed in the Company’s Form 8-K dated June 17, 2009 (the “June 8-K”). Ms. Kasaks advised the Chairman of the Board of the Company that she did not have any disagreements with the Company.
On February 1, 2010, Gary H. Schoenfeld, the Company’s President and Chief Executive Officer, was appointed by the Company’s Board of Directors to fill the vacancy created by Ms. Kasaks’ resignation. Mr. Schoenfeld was designated a Class I director of the Board and will stand for re-election to the Board at the Company’s 2010 Annual Meeting of Shareholders. The details of Mr. Schoenfeld’s employment agreement and compensation arrangements with the Company are set forth in the June 8-K and are incorporated herein by this reference. Mr. Schoenfeld will receive no compensation for his services as a Board member and will not serve on any of the Committees of the Board. Under the terms of Mr. Schoenfeld’s employment agreement, the Company had agreed to nominate and recommend Mr. Schoenfeld for election to the Company’s Board of Directors at the 2010 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 3, 2010

PACIFIC SUNWEAR OF CALIFORNIA, INC.
/s/ CRAIG E. GOSSELIN
Craig E. Gosselin
Sr. Vice President and General Counsel